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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 16, 2006

HANOVER GOLD COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-23022	11-2740461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. Main Ave., Suite 1017 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 462-0315

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

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ITEM 5.02  ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

The Board of Directors of Hanover Gold Company, Inc. has appointed Terry Dunne and Dan McKinney to serve as directors of the Company.  Directors are appointed until their successors are duly qualified and elected by the board.

In addition, Mr. Dunne has been appointed to the office of President and has agreed to server until his successor is duly qualified and elected.

Directors receive no annual compensation or attendance fees for serving in such capacity. With the appointment of Mr. Dunne and Mr. McKinney, the board of directors is now at five members.

Terrence J. Dunne, President and Director. Mr. Dunne is a business consultant, primarily focused on business acquisitions and corporate reorganizations. Mr. Dunne received a degree in Business Administration from Gonzaga University in 1970. He received his Masters Degree in Business Administration in 1975 from Gonzaga University. In addition, he received a Masters Degree in Taxation from Gonzaga University in 1984. Mr. Dunne is a former adjunct professor in the School of Business Administration of Gonzaga University, teaching courses in corporate mergers, acquisitions and reorganizations.

Daniel McKinney, Director. Mr. McKinney has been a licensed real estate broker for over 25 years and has worked as a vocational rehabilitation consultant in the Inland Northwest since 1980. Since 1989 he has been the owner and managing consultant of Vista Consulting Services Inc., specializing in self-insurance employability evaluations, pension adjudication, negotiated settlements and forensic evaluations & testimony on disability related cases. Mr. McKinney is a Certified Rehabilitation Counselor, a Certified Disability Management Specialist, a Licensed Mental Health Counselor and is a Board Certified Disability Analyst. He received a Bachelor of Arts degree in Psychology from Eastern Washington University in 1973 and a Master of Education Degree in Guidance and Counseling from Whitworth College in 1977. He has been a principal and developer of commercial and residential real estate projects in Washington, Idaho and Arizona.  Mr. McKinney is a director and secretary/treasurer of Silver Crest Resources, Inc.

Appointment to Committees of the Board of Directors

Neither Terry Dunne nor Dan McKinney has been appointed to any committee of the board of directors.  However they may be appointed to committees of the board of directors in the future at the option of the board.

Certain Relationships and Related Transactions

There have been no transactions or proposed transactions during the last two years to which Hanover Gold was, or was to be a party, in which any of the above persons had or was to have had a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 3, 2006

/s/ Terry Dunne

_______________________________

Terry Dunne, President